OFFICE RENTAL AGREEMENT

BETWEEN: **GUINNESS BUSINESS CENTRE LTD.**
Suite 300 - 1055 West Hastings Street
Vancouver, BC V6E 2E9
(hereinafter referred to as "Landlord")

AND **Quantum Solar Power Corp.**
3900 Paseo Del Sol
Santa Fe
NM, 87507

(hereinafter referred to as "Client")

In consideration of the charges payable and the agreement herein, the parties agree as follows:

1. The Client agrees to rent from the Landlord one furnished office, **#49 ,** located in the Guinness Tower, 3rd Floor at 1055 West Hastings Street, Vancouver, B.C.

2. The term of the agreement shall be 6 months, **beginning on July 1, 2010 and terminating on *December 31, 2010,*** with an automatic option to renew for an additional 6-month term at the same rate guaranteed, unless two calendar months notice of intent to vacate is given prior to the end of this term. After the end of 12 months, if another term is requested by the Client, and approved, a renewal Agreement will be drawn up with a rental increase of not more than 10%.

3. The Client agrees to give at least two clear calendar months written notice of intent to vacate the space by the end of the current term, or pay equivalent rent in lieu of notice. If additional months beyond the end of term date are requested before vacating, a surcharge on the monthly rate will be charged, and further rental will be on a monthly basis at the Landlord's discretion, with the same notice requirements.

4. The Client agrees to pay the Landlord a **security deposit in the amount of $1,295.00,** equivalent to one month's rent, to be held by the Landlord without generating interest as security for performance of all the Client's obligations under this agreement. The deposit, less any charges owing, will be refunded within 45 days after the end of the term, after the office has been vacated.

5. The Client agrees to pay an exit fee of **$95 upon vacating the office space**, if no continuation virtual service plan has been put in place. This ensures mail forwarding and business continuity for the Client in the month following, and to assist the Landlord in managing its transition period. This fee will be charged on the final invoice, or deducted from the Security Deposit.

6. The Client agrees to pay the Landlord, without any set-off, compensation or deduction whatsoever, a monthly rent and fees as follows:
   5.1 rent in advance of **$1,295 per mo.** for the duration of the stated term, plus applicable taxes.
   5.2 charges (plus applicable taxes) for fixed-cost services for the current month, plus charges for services supplied by the Landlord or incurred on behalf of the Client in the previous month.

   which sum shall be due and payable on the first day of each month. Arrear rent shall attract interest at a rate of 2% per month.

7. The Client agrees that non payment of rent or invoiced services for whatever reason shall be cause for immediate termination of this Agreement if the rent remains outstanding for more than five (5) calendar days from the date on which the rent was due.

8. The Landlord will supply the Client with Building Security Access cards at a cost of **$25.00** per card. All cards, office and furniture keys supplied to the Client by the Landlord must be surrendered at the end of the term; or a replacement charge will be levied by the Landlord.

9. During the notice period to vacate, the Landlord has the right to enter the suite for purposes of showing the suite to prospective Clients at reasonable times.

10. For approved internal moves, a $100 administrative charge will be payable by the Client to cover telecom reprogramming and back office changes to co-ordinate and facilitate the move.

11. The Client shall use the suite for the purpose of a general office to conduct business as stated to the Landlord, and for no other purpose, without the prior written consent of the Landlord. The Client further agrees to do nothing illegal in connection with its use of the Business Centre.

12. In the event of a labour dispute involving the Client, the Landlord reserves the right to terminate this agreement immediately should the said dispute interfere with the normal operations of the Business Centre.

13. In exchange for the monthly rent, based on a single occupant per office, the Client shall be entitled to utilize all the amenities and services of the Business Centre as per the attached schedule. If a second occupant is approved by the Landlord for the office, **$95.00/mo** will be charged and will entitle the 2nd occupant to utilize the said amenities and services.

14. The serviced hours of business are from 8:30am-5:00pm Monday-Friday, holidays excepted. Clients issued security pass cards by the Landlord may access the premises at any time, with the understanding that the HVAC system is on "minimum" during non-business hours. The building may be closed at the owner's discretion for maintenance procedures. Clients bringing visitors in after hours must accompany them at all times and are responsible for ensuring that security of the floor is not compromised.

15. The Landlord shall arrange for all permitted installations, alterations and connections in the suite, which costs shall be paid for by the Client. Pictures may be hung by permission using approved hardware. No signs shall be posted on Client's door, sidelight or windows.

16. The Landlord reserves the right to set out reasonable rules and regulations for the efficient operation of the Business Centre. Failure to comply could result in termination of this agreement by the Landlord.

17. The Client acknowledges that the premises are in good condition and undertakes to maintain them in good condition and deliver them back to the Landlord in similar condition. The Client shall be responsible for any damages to the office, furniture or premises to the extent caused by the Client or the Client's visitors, normal wear and tear excepted.

18. At its own discretion, the Client is responsible for insuring the personal contents brought onto the premises, and for its own liability to its employees and to third parties. The Landlord shall not be responsible for any damage to the premises of the client nor for the loss or damage to any property of the client by theft or otherwise.

19. The Client agrees to conduct business or activity in a manner that will not be deemed a nuisance or annoyance to other persons occupying offices in the Business Centre.

20. The Client agrees not to hire the Landlord's staff, or staff who have left the Landlord's employ within the past 6 months. Otherwise, the Client agrees to pay the Landlord a fee equal to 25% of the employee's last annual salary earned while working for the Landlord.

21. The Client may not assign or sublet their office.

Signed on June 24, 2010.

Signature

DARYL Ehrmantraut
President & CEO.

GUINNESS BUSINESS CENTRE LTD.

Signature

Reyhaneh Wilke

ADDENDUM TO OFFICE RENTAL AGREEMENT

Between: **GUINNESS BUSINESS CENTRE LTD.**
300 - 1055 West Hastings Street
Vancouver, BC V6E 2E9
(hereinafter referred to as "Landlord")

and **QUANTUM SOLAR POWER CORP.**
3900 Paseo Del Sol
Santa Fe, NM, 87507
(hereinafter referred to as "Client")

Further to the Office Rental Agreement signed between the parties on June 21, 2010, and pursuant to the Client's request to move to a window office, it is hereby agreed by both parties that the following changes in clauses to the above-mentioned document will become effective August 17, 2010. All other terms and conditions remain in force as per the Rental Agreement.

1. The Client agrees to **vacate office #49 and rent office #35** by September 1, 2010.

2. The term of the agreement shall be 6 months, **beginning September 1, 2010 and terminating on February 28, 2010,** with an automatic option to renew for an additional 6-month term at the same rate guaranteed, unless two calendar months notice of intent to vacate is given prior to the end of this term. After the end of 12 months, if another term is requested by the Client, and approved, a renewal Agreement will be drawn up with a rental increase of not more than 10%.

4. The Client agrees to **pay an additional security deposit in the amount of $300.00** to bring the total on deposit to $1595.00, equal to one month's rent.

5. The Client agrees to pay the Landlord, without any set-off, compensation or deduction whatsoever, a monthly rent and fees as follows:
   5.1 rent in advance of **$1595.00 per mo.** plus HST, beginning September 1, 2010 and throughout the stated term of occupancy and notice period.
   5.2 charges (plus applicable taxes) for fixed-cost services for the current month, plus charges for services supplied in the previous month.

   which sum shall be due and payable on the first day of each month. Arrear rent shall attract interest at a rate of 2% per month.

The Client is responsible for paying for the fax line move, which is hard wired to office #49. All telephone, voicemail, internet reprogramming and moves will be taken care of by the Landlord, covered by the $100 internal move charge, as noted in the Rental Agreement. If the Client moves prior to September 1st, 2010, a charge of $95 will be invoiced for the remainder of August.

Signed on this date August 17, 2010.

QUANTUM SOLAR POWER CORP.	**GUINNESS BUSINESS CENTRE LTD.**
"Client"	*"Landlord"*
[signature]	
Signature	Signature
D Ehrmantraut	
Print Name	Print Name